Exhibit 2.1

Delaware	PAGE 1
The First State

I, HARRIET SMITH WINDSOR, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF INCORPORATION OF "RYCA INTERNATIONAL, INC .. ", FILED IN THIS OFFICE ON THE TWENTY-SECOND DAY OF MARCH,

A .. D .. 2007, AT 5:41 O'CLOCK P.M.

A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE KENT COUNTY RECORDER OF DEEDS.

State of Delaware

Secretary of State

Division of Corporations

Delivered 05:39 PM 03/22/2007

FILED 05: 41 PM 03/22/2007

SRV 070350736 - 4322070 FILE

CERTIFICATE OF INCORPORATION
OF

RYCA INTERNATIONAL, INC.

ARTICLE 1

The name of this corporation is Ryca International, Inc. (the "Corporation")

ARTICLE 2

A           The address of the Corporation's registered office in the State of Delaware is 3500 South DuPont Highway in the City of Dover, County of Kent, Zip Code 19901 The name of the Corporation's registered agent at such address is Incorporating Services, Ltd.

B	The name and mailing address of the incorporator of the Corporation is:

Ryan Schwartz

2200 Wellesley Avenue
Los Angeles, CA 90064

ARTICLE 3

The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation law of Delaware.

ARTICLE 4

This Corporation is authorized to issue one class of stock to be designated "Common Stock", with a par value of $0 0001 per share. The total number of shares which the Corporation is authorized to issue is Ten Million (l0,000,000).

ARTICLE 5

Except as otherwise provided in this certificate of incorporation, in furtherance and not in limitation of the powers conferred by statute, the board of directors is expressly authorized to make, repeal, alter, amend and rescind any or all of the Bylaws of the Corporation.

ARTICLE 6

The number of directors of this Corporation shall be determined in the manner set forth in the Bylaws of this Corporation.

ARTICLE 7

Elections of directors need not be by written ballot unless the Bylaws of the Corporation shall so provide.

ARTICLE 8

Meeting of stockholders may be held within or without the State of Delaware, as the Bylaws may provide. The books of the Corporation may be kept (subject to any provision contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the board of directors or in the Bylaws of the Corporation.

ARTICLE 9

A director of this Corporation shall not be personally liable lo this Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to this Corporation or its stockholders,

(ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of Jaw, (iii) under Section 174 of the General Corporation Law, or (iv) for any transaction from which the director derived any improper personal benefit. If the General Corporation law is amended after approval by the stockholders of this Article 9 to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of this Corporation shall be eliminated or limited to the fullest extent permitted by the General Corporation Law as so amended.

Any repeal or modification of the foregoing provisions of this Article 9 by the stockholders of this Corporation shall not adversely affect any right or protection of a director of this Corporation existing at the time of, or increase the liability of any director of this Corporation with respect to any acts or omissions of such director occurring prior to, such repeal or modification.

ARTICLE 10

To the fullest extent permitted by applicable law, this Corporation is authorized to provide indemnification of (and advancement of expenses to) agents of this Corporation (and any other persons to which General Corporation Law permits this Corporation to provide indemnification) through bylaw provisions, agreements with such agents or other persons, vote of stockholders or disinterested directors or otherwise, in excess of the indemnification and advancement otherwise permitted by Section 145 of the General Corporation Law, subject only to limits created by applicable General Corporation Law (statutory or non-statutory), with respect to actions for breach of duty to this Corporation, its stockholders and others.

Any amendment, repeal or modification of the foregoing provisions of this Article 10 shall not adversely affect any right or protection of a director, officer, agent or other person existing at the time of, or increase the liability of any director of this Corporation with respect to any acts or omissions of such director, officer or agent occurring prior to such amendment, repeal or modification.

ARTICLE 11

The Corporation reserves the right to amend, alter, change or repeal any provision contained in this certificate of incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

THE UNDERSIGNED, being the incorporator hereinbefore named, for the purpose of forming a corporation to do business both within and without the State of Delaware and in pursuance of the General Corporation Law of Delaware does make and file this Certificate, hereby declaring and certifying that the facts herein stated are true, and accordingly has hereunto set bis hand this 22"' day of March, 2007.

/s/ Ryan Schwartz
Ryan Schwartz, Incorporator

Delaware	Page 1
The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF “RYCA INTERNATIONAL, INC.”, FILED IN THIS OFFICE ON THE TWENTIETH DAY OF MARCH, A.D. 2020, AT 4:37 O`CLOCK P.M.

A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE KENT COUNTY RECORDER OF DEEDS.

State of Delaware Secretary of State Division of Corporations
Delivered 04:37PM 03/20/2020 FILED 04:37PM 03/20/2020
SR 20202288910 - FileNumber 4322070

CERTIFICATE OF AMENDMENT
TO

CERTIFICATE OF INCORPORATION
OF

RYCA INTERNATIONAL, INC.

Ryca International, Inc., a corporation organized and existing under the General Corporation Law of the State of Delaware (the "DGCL"), does hereby certify as follows:

1.                 The name of this corporation is Ryca International, Inc. (the "Corporation") and the Corporation was originally incorporated pursuant to the DGCL on March 22, 2007 under the name Ryca International, Inc.

2.                  ARTICLE 4 of the Corporation's Certificate of lncorporation is hereby amended and restated in its entirety to read as follows:

ARTICLE 4

The Corporation is authorized to issue one class of stock to be designated Common Stock, with a par value of $0.0001 per share ("Common Stock"). The total number of shares of Common Stock which the Corporation is authorized to issue is Ten Million (10,000,000). Effective immediately upon the filing of this Certificate of Amendment to Certificate of Incorporation with the Secretary of State of the State of Delaware (the "Effective Time"), each two (2) full shares of Common Stock issued and outstanding immediately prior to the Effective Time (the "Old Common Stock") shall be automatically converted into one (1) validly issued, fully paid and non-assessable shares of the Common Stock (the "New Common Stock"). The split and reconstitution of the issued and outstanding shares of Common Stock shall be referred to as the "Reverse Stock Split." The Reverse Stock Split shall occur without any further action on the part of the Corporation or the stockholders, and whether or not certificates representing the stockholders' shares prior to the Reverse Stock Split are surrendered for cancellation. No fractional interest in a share of New Common Stock shall be deliverable upon the Reverse Stock Split. All shares of Old Common Stock (including fractions thereof) held by a holder immediately prior to the Reverse Stock Split shall be aggregated for purposes of determining whether the Reverse Stock Split would result in the issuance of a fractional share. Any fractional share resulting from such aggregation of Old Common Stock upon the Reverse Stock Split shall be rounded up and converted to the nearest whole share of Common Stock. Each holder of record of a certificate or certificates representing outstanding shares of Old Common Stock shall be entitled to receive, upon surrender of such certificates for cancellation, a certificate or certificates representing the number of shares of New Common Stock into which the shares of Old Common Stock, formerly represented by the surrendered certificate or certificates, are converted under the terms hereof. As of the Effective Time, each reference herein to the Common Stock shall be deemed to be a reference to the New Common Stock, and all amounts or numbers with respect to such capital stock in any agreements regarding such capital stock (including any stockholders agreement or investors' rights agreement) shall be adjusted appropriately to reflect the Reverse Stock Split.

* * * * * *

3.                  This Certificate of Amendment was duly approved and adopted in accordance with the provisions of Sections 228 and 242 of the DGCL.

4.                  This Certificate of Amendment shall be effective upon and as of the date this Certificate of Amendment is filed with and accepted by the Secretary of State of the State of Delaware.

[Remainder of the Page Intentionally Left Blank]

IN WITNESS WHEREOF, the Company has caused this Certificate of Amendment to the Certificate of lncorporation to be duly executed this 20th day of March, 2020.

RYCA INTERNATIONAL, INC.

By:	/s/ Ryan Schwartz
Name: Ryan Schwartz
Title: President

[Ryca International, Inc. - Signature Page to Certificate of Amendment to Certificate of lncorporation]